Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Duos Technologies Group, Inc. of our report dated April 1, 2024 on the consolidated financial statements of Duos Technologies Group, Inc. and Subsidiaries as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

February 5, 2025